UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 19, 2008
OREXIGEN THERAPEUTICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33415 (Commission File Number)	65-1178822 (IRS Employer Identification No.)

12481 High Bluff Drive, Suite 160, San Diego, CA (Address of Principal Executive Offices)	92130 (Zip Code)
Registrant’s telephone number, including area code: (858) 436-8600

(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.
     On February 19, 2008, Orexigen Therapeutics, Inc. (the “Company”) sent notice to Oregon Health & Science University (“OHSU”) that, pursuant to the terms of the Research Agreement # 2 dated August 6, 2006 between the Company and OHSU (the “Research Agreement”), the Company was exercising its right to terminate the Research Agreement effective as of February 19, 2008.
     The Research Agreement provided for the continuation by OHSU, under the direction and supervision of Michael Cowley, Ph.D., the Company’s Chief Scientific Officer, of the original research underlying the Company’s Weber/Cowley patent applications, which are directed to the current composition of the Company’s ContraveTM product candidate and methods for using that composition to effect weight loss. To date, the Company has paid OHSU approximately $556,000 pursuant to the Research Agreement.
     The Company exercised its right to terminate the Research Agreement based on Dr. Cowley’s resignation from OHSU and the lack of a mutually acceptable replacement for him. There is no financial or other early termination penalty incurred by the Company in connection with the termination of the Research Agreement.
     A complete copy of the Research Agreement was filed with the SEC as Exhibit 10.21 with Amendment No. 3 to the Company’s Registration Statement on Form S-1 on April 9, 2007 and is incorporated herein by reference. The above summary of the Research Agreement does not purport to be complete and the foregoing description of the terms of the Research Agreement is qualified in its entirety by reference to such exhibit.
Item 9.01. Financial Statements and Exhibits.
          (d) Exhibits

Exhibit No	Description
10.1	Research Agreement, dated August 6, 2006 (incorporated by reference to Exhibit 10.21 filed with Amendment No. 3 to the Company’s Registration Statement on Form S-1 on April 9, 2007).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OREXIGEN THERAPEUTICS, INC.
Date: February 22, 2008	By:	/s/ Gary D. Tollefson, M.D., Ph.D.
		Name:	Gary D. Tollefson, M.D., Ph.D.
		Title:	President and Chief Executive Officer

Date: February 22, 2008	By:	/s/ Graham K. Cooper
		Name:	Graham K. Cooper
		Title:	Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description
10.1	Research Agreement, dated August 6, 2006 (incorporated by reference to Exhibit 10.21 filed with Amendment No. 3 to the Company’s Registration Statement on Form S-1 on April 9, 2007).